                        ASSIGNMENT AND ASSUMPTION AGREEMENT

     For value received, MARVIN L. GINSBURG, M.D., MEDICAL CORPORATION d/b/a A.V. WESTERN MEDICAL GROUP, INC., a California corporation (hereinafter "Assignor"), hereby assigns, transfers, sets over and delivers to Pegasus Medical Group, Inc., a California professional corporation (hereinafter "Assignee"), all right, title and interest Assignor may have in and to those certain contracts, leases, liabilities and obligations (hereinafter "Obligations") as described in that certain agreement between Assignor and Assignee entitled "Asset Purchase Agreement" of even date herewith (hereinafter "Purchase Agreement"). A copy of said Agreement is attached hereto and incorporated herein by reference.

     By this Assignment, which shall be effective as of 12:00 midnight on the Closing Date under the Purchase Agreement, Assignor hereby delegates to Assignee all of it duties and obligations of performance under each and every Obligation set forth in said Contracts (as such term is defined in the Purchase Agreement) and Assignee hereby agrees to perform any and all other Obligations required to be performed by Assignor (other than the payment of indebtedness incurred prior to the Closing Date) pursuant to the terms of each Obligation pursuant to such Contracts, at the time and in the manner as required thereby and shall be bound by all other terms, covenants and conditions contained therein, all with the same force and effect as if Assignee were originally names as a party therein prorated as of the Closing Date.

     By accepting this Assignment, Assignee agrees to assume all of the Obligations (other than the payment of indebtedness incurred prior to the Closing Date) and to indemnify and hold Assignor and its employees, agents, officers, directors, representatives and legal representatives, harmless from and against any and all costs, expenses, losses, liabilities, damages or claims, including attorneys' fees, resulting from non-performance of any of the duties arising under the Obligations accrued after 12:00 midnight on the Closing Date under the Purchase Agreement.

     Assignor agrees to indemnify and hold Assignee and its employees, agents, officers, directors, representatives and legal representatives, harmless from and against any and all costs, expenses, losses, liabilities, damages or claims, including attorneys' fees, resulting from non-performance of any of the duties arising under the Obligations accrued before 12:00 midnight on the Closing Date under the Purchase Agreement.

                              ASSIGNOR:

                              MARVIN L. GINSBURG, M.D.,
                              MEDICAL CORPORATION d/b/a
                              A.V. WESTERN MEDICAL GROUP, INC.

                              By /s/ J. Robert West, Pres.
                                --------------------------

                              ASSIGNEE:

                              PEGASUS MEDICAL GROUP, INC.

                              By /s/ Jacob Y. Terner, M.D.
                                --------------------------